  As filed with the Securities and Exchange Commission on November 21, 1996
                                              Registration No. 333-_____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CALPINE CORPORATION
               (Exact name of issuer as specified in its charter)

           DELAWARE                                        77-0212977
 (State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

             50 WEST SAN FERNANDO STREET, SAN JOSE, CALIFORNIA 95113
               (Address of principal executive offices) (Zip Code)

                            1996 STOCK INCENTIVE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                PETER CARTWRIGHT
          PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                               CALPINE CORPORATION
             50 WEST SAN FERNANDO STREET, SAN JOSE, CALIFORNIA 95113
                     (Name and address of agent for service)
                                 (408) 995-5115
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                                                  Proposed            Proposed
   Title of                                                                       Maximum              Maximum
  Securities                               Amount            Offering             Aggregate           Amount of
     to be                                  to be              Price              Offering          Registration
  Registered                            Registered(1)      per Share(2)           Price(2)               Fee
  ----------                            -------------      ------------           --------               ---

1996 Stock Incentive Plan
-------------------------

Options to Purchase

Common Stock:                              4,041,858            N/A                   N/A                N/A

Common Stock, $0.001 par value:        4,041,858 shares       $29.75            $79,826,695.50       $24,189.90

Employee Stock Purchase Plan
----------------------------

Common Stock, $0.001 par value:         275,000 shares        $29.75              $8,181,250         $ 2,479.17

                                                                            Aggregate Filing Fee:    $26,670

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Stock Incentive Plan and the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Calpine Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Calpine Corporation on November 15, 1996, as reported by the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         Calpine Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with Registration Statement No. 333-07497 on Form S-1, filed with the SEC on July 3, 1996, and the amendments thereto, in which there is set forth audited financial statements for the Registrant's fiscal year ended December 31, 1995; and

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1996 and September 30, 1996, filed with the SEC on August 14, 1996 and November 14, 1996, respectively.

         (c) The Registrant's Registration Statement No. 00-112079 on Form 8-A filed with the SEC on August 20, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for breach of such individual's fiduciary duties as a director except for liability (i) for any breach of such director's duty of loyalty to the corporation, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which a director derives an improper personal benefit.

         The Registrant's Bylaws provide that the Registrant will indemnify its directors and may indemnify its officers, employees and other agents to the full extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of an indemnified party and permits the Registrant to advance expenses incurred by an indemnified party in connection with the defense of any action or proceeding arising out of such party's status or service as a director, officer, employee or other agent of the Registrant upon an undertaking by such party to repay such advances if it is ultimately determined that such party is not entitled to indemnification.

         The Registrant has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Registrant, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Registrant (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Registrant. The Registrant believes that its Certificate of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         At present the Registrant is not aware of any pending litigation or proceeding involving any director, officer, employee or agent of the Registrant where indemnification will be required or permitted. The Registrant is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Item 7.  Exemption from Registration Claimed

         Not Applicable.


                                      II-2.

Item 8.  Exhibits

    Number     Exhibit

     4.0 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 00-112079 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c).
     5.0       Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1       Consent of Arthur Andersen LLP, Independent Accountants.
    23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
    24.0 Power of Attorney. Reference is made to page II-5 of this Registration Statement.
    99.1       1996 Stock Incentive Plan.
    99.2       Form of Notice of Grant of Stock Option.
    99.3       Form of Stock Option Agreement.
    99.4 Form of Addendum to Stock Option Agreement. (Limited Stock Appreciation Right).
    99.5 Form of Addendum to Stock Option Agreement. (Involuntary Termination Following Change in Control).
    99.6 Form of Addendum to Stock Option Agreement. (Involuntary Termination Following Corporate Transaction).
    99.7       Salary Investment Option Grant Election.
    99.8 Notice of Grant of Stock Option Under Salary Investment Option Grant Program.
    99.9       Salary Investment Stock Option Agreement.
    99.10      Form of Stock Issuance Agreement.
    99.11 Form of Addendum to Stock Issuance Agreement. (Involuntary Termination Following Change in Control).
    99.12 Form of Addendum to Stock Issuance Agreement. (Involuntary Termination Following Corporate Transaction).
    99.13      Form of Notice of Grant of Automatic Stock Option (Initial
               Grant).
    99.14      Form of Notice of Grant of Automatic Stock Option (Annual Grant).
    99.15      Form of Automatic Stock Option Agreement.
    99.16      Director Fee Option Grant Election.
    99.17 Form of Notice of Grant of Stock Option -- Director Fee Option Grant Program.
    99.18      Director Fee Stock Option Agreement.
    99.19      Employee Stock Purchase Plan.
    99.20      Form of Enrollment/Change Form.
    99.21      Form of Stock Purchase Agreement.


Item 9.  Undertakings

    A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-


                                      II-3.

effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Incentive Plan and/or Employee Stock Purchase Plan.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                      II-4.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 15th day of November, 1996.

                                  CALPINE CORPORATION


                                  By: /s/Peter Cartwright
                                     -------------------------------------------
                                         Peter Cartwright
                                         President, Chief Executive Officer and
                                         Chairman of the Board


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of Calpine Corporation, a Delaware corporation, do hereby constitute and appoint Peter Cartwright and Ann B. Curtis and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                                       Date
---------                    -----                                       ----

/s/Peter Cartwright          President, Chief Executive Officer and      November 15, 1996
------------------------     Chairman of the Board
Peter Cartwright             (Principal Executive Officer)


                                      II-5.

Signature                    Title                                       Date
---------                    -----                                       ----

/s/Ann B. Curtis             Senior Vice President                       November 15, 1996
------------------------     and Director
Ann B. Curtis                (Principal Financial Officer)


/s/Gloria S. Gee             Corporate Controller                        November 15, 1996
------------------------     (Principal Accounting Officer)
Gloria S. Gee



/s/George J. Stathakis       Director                                    November 15, 1996
------------------------
George J. Stathakis


                                      II-6.

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                               CALPINE CORPORATION

                                  EXHIBIT INDEX

    Number     Exhibit

     4.0 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 00-112079 on Form 8-A which is incorporated herein by reference pursuant to Item 3(c).
     5.0       Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1       Consent of Arthur Andersen LLP, Independent Accountants.
    23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
    24.0 Power of Attorney. Reference is made to page II-5 of this Registration Statement.
    99.1       1996 Stock Incentive Plan.
    99.2       Form of Notice of Grant of Stock Option.
    99.3       Form of Stock Option Agreement.
    99.4 Form of Addendum to Stock Option Agreement. (Limited Stock Appreciation Right).
    99.5 Form of Addendum to Stock Option Agreement. (Involuntary Termination Following Change in Control).
    99.6 Form of Addendum to Stock Option Agreement. (Involuntary Termination Following Corporate Transaction).
    99.7       Salary Investment Option Grant Election.
    99.8 Notice of Grant of Stock Option Under Salary Investment Option Grant Program.
    99.9       Salary Investment Stock Option Agreement.
    99.10      Form of Stock Issuance Agreement.
    99.11 Form of Addendum to Stock Issuance Agreement. (Involuntary Termination Following Change in Control).
    99.12 Form of Addendum to Stock Issuance Agreement. (Involuntary Termination Following Corporate Transaction).
    99.13      Form of Notice of Grant of Automatic Stock Option (Initial
               Grant).
    99.14      Form of Notice of Grant of Automatic Stock Option (Annual Grant).
    99.15      Form of Automatic Stock Option Agreement.
    99.16      Director Fee Option Grant Election.
    99.17 Form of Notice of Grant of Stock Option -- Director Fee Option Grant Program.
    99.18      Director Fee Stock Option Agreement.
    99.19      Employee Stock Purchase Plan.
    99.20      Form of Enrollment/Change Form.
    99.21      Form of Stock Purchase Agreement.